UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PRUSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 10, 2015

INTERPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Texas
____________
(State or Other Jurisdiction of Incorporation)

1-35267	75-1549797
____________	________________
(Commission File Number)	(IRS Employer Identification No.)

4240 International Parkway, Suite 105, Carrollton, Texas	75007
_________________________________________________________	____________
(Address of Principal Executive Offices)	(Zip Code)

(214) 654-5000 ___________________________ (Registrant’s Telephone Number, Including Area Code) Not Applicable ___________________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 10, 2015, Interphase Corporation (the “Company”) committed to a plan intended to result in savings of approximately $750,000 to $1.5 million in annualized operating costs. These actions aim to mitigate gross margin erosion by reducing manufacturing costs, streamline research and development and sales and marketing expenses to focus remaining resources on key strategic growth areas, and reduce administrative expenses through consolidation of support functions.

As part of this plan, the Company expects to reduce the number of its employees by approximately 15% to 25%. The Company expects to incur charges for one-time termination benefits in the range of $50,000 to $150,000, most of which will be cash expenditures. The Company expects to substantially complete the actions associated with the plan during the second quarter of 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interphase Corporation

	By:	/s/ Thomas N. Tipton Jr.
Date: April 16, 2015	Title:	Chief Financial Officer, Secretary
Vice President of Finance and Treasurer